UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2024

ALKERMES PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-35299	98-1007018
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Connaught House, 1 Burlington Road
Dublin 4, Ireland D04 C5Y6
(Address of principal executive offices)

Registrant's telephone number, including area code: + 353-1-772-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.01 par value	ALKS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2024, at the 2024 annual general meeting of shareholders (the “Annual Meeting”) of Alkermes plc (the “Company”), the Company’s shareholders approved amendments to the Alkermes plc 2018 Stock Option and Incentive Plan to, among other things, (i) increase the number of the Company’s ordinary shares authorized for issuance thereunder by 6,300,000 and (ii) revise the treatment of awards granted under the plan on or after the date of the Annual Meeting upon the occurrence of a Sale Event (as defined in the plan) (the plan as so amended, the “2018 Plan”).

The principal features of the 2018 Plan are summarized on pages 62-66 of the Company’s definitive proxy statement for the Annual Meeting filed with the U.S. Securities and Exchange Commission on April 15, 2024. That summary and the foregoing description are not intended to be complete and are qualified in their entirety by reference to the full text of the 2018 Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 31, 2024, the Company held its Annual Meeting. The final voting results for the Annual Meeting are as follows:

1.
By separate resolutions, shareholders elected the following directors, each to serve for a one-year term expiring at the Company’s 2025 annual general meeting of shareholders, or until their respective successor is elected and shall qualify, with the votes cast as follows:

	For:	Against:	Abstain:	Broker Non-Votes:
Emily Peterson Alva	148,878,083	3,728,150	52,191	7,087,756
Shane M. Cooke	150,519,525	2,079,549	59,350	7,087,756
David A. Daglio, Jr.	150,505,739	2,089,011	63,674	7,087,756
Richard B. Gaynor, M.D.	149,041,351	3,555,861	61,212	7,087,756
Cato T. Laurencin, M.D., Ph.D.	146,576,835	5,878,419	203,170	7,087,756
Nancy S. Lurker	151,735,161	867,602	55,661	7,087,756
Brian P. McKeon	150,954,383	1,645,383	58,658	7,087,756
Richard F. Pops	145,600,915	6,558,087	499,422	7,087,756
Nancy L. Snyderman, M.D.	145,302,464	7,288,913	67,047	7,087,756
Frank Anders Wilson	149,588,895	3,012,367	57,162	7,087,756
Christopher I. Wright, M.D., Ph.D.	146,591,491	5,871,999	194,934	7,087,756

2.
Shareholders approved, in a non-binding, advisory vote, the compensation of the Company’s named executive officers, with the votes cast as follows: 149,795,702 votes for; 2,358,534 votes against; 504,188 votes abstaining; and 7,087,756 broker non-votes.
3.
Shareholders approved, in a non-binding, advisory vote, the ‘1 Year’ option for the frequency of future advisory votes on the compensation of the Company’s named executive officers, with the votes cast as follows: 149,981,231 votes for the ‘1 Year’ option; 16,253 votes for the ‘2 Year’ option; 2,531,059 votes for the ‘3 Year’ option; 129,881 votes abstaining; and 7,087,756 broker non-votes.

Based on these results, and consistent with the recommendation of the Company’s board of directors (the “Board”), the Company intends to hold advisory votes on the compensation of the Company’s named executive officers on an annual basis until the next advisory vote on the frequency of holding such advisory votes on executive compensation is held.

4.
Shareholders ratified, in a non-binding vote, the appointment of PricewaterhouseCoopers LLP as the independent auditor and accounting firm of the Company, and authorized, in a binding vote, the Audit and Risk Committee of the Board to set the independent auditor and accounting firm’s remuneration, with the votes cast as follows: 158,286,210 votes for; 1,400,189 votes against; and 59,781 votes abstaining.

5.
Shareholders approved the 2018 Plan, with the votes cast as follows: 138,608,250 votes for; 13,991,058 votes against; 59,116 votes abstaining; and 7,087,756 broker non-votes.
6.
Shareholders renewed Board authority to allot and issue shares under Irish law, with the votes cast as follows: 157,570,592 votes for; 2,116,716 votes against; and 58,872 votes abstaining.
7.
Shareholders renewed Board authority to disapply the statutory pre-emption rights that would otherwise apply under Irish law, with the votes cast as follows: 153,867,475 votes for; 5,813,753 votes against; and 64,952 votes abstaining.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

10.1	Alkermes plc 2018 Stock Option and Incentive Plan, as amended.
104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES PLC

Date: May 31, 2024	By:	/s/ David J. Gaffin
David J. Gaffin
Secretary